UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2005

NovaMed, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Section 2 - Financial Information

Item 2.01   Completion of Acquisition or Disposition of Assets

As previously reported in NovaMed, Inc.’s Form 8-K filed on August 19, 2005, one of our wholly owned subsidiaries, NovaMed Acquisition Company, Inc., entered into a definitive agreement to acquire a fifty-one percent (51%) equity interest in an ambulatory surgery center (ASC) located in Whittier, California. The closing of this transaction occurred on November 7, 2005, and was effective for all purposes as of November 1, 2005. The selling entity, Center for Outpatient Surgery, contributed substantially all of the assets and certain mutually agreed upon liabilities of the ASC into a newly formed Delaware limited liability company, NovaMed Surgery Center of Whittier, LLC. The assets contributed by the seller into the new limited liability company included equipment, furniture, accounts receivable, inventory and goodwill. NovaMed Acquisition Company, Inc. then purchased from the seller a fifty-one percent (51%) interest in the limited liability company in exchange for $8,100,000 in cash paid at closing. The shareholders of the selling entity retained a forty-nine percent (49%) equity interest in the entity. David Marshburn, D.O., Neal Shindel, M.D., Abdul Alaama, M.D., Garlan Lo, M.D. and William May, M.D. are all of the shareholders of Seller who are also parties to the agreement. The purchase price was negotiated and agreed upon through arm’s length negotiations between the parties. NovaMed, Inc. funded the purchase price through available cash as well as funds borrowed under its credit facility with National City Bank of The Midwest, as agent for the various lenders thereunder.

The assets acquired have historically been used to operate, and will continue to be used to operate, an outpatient surgical facility.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Contribution and Exchange Agreement which is incorporated by reference to Exhibit 10.40 to NovaMed, Inc.’s Form 8-K filed August 19, 2005.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Title

10.40
Asset Contribution and Exchange Agreement dated as of August 15, 2005, by and between NovaMed Acquisition Company, Inc., Center for Outpatient Surgery, David Marshburn, D.O., Neal Shindel, M.D., Abdul Alaama, M.D., Garlan Lo, M.D. and William May, M.D. (incorporated by reference to the corresponding exhibit on NovaMed, Inc.’s Form 8-K filed August 19, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: November 11, 2005	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.40
Asset Contribution and Exchange Agreement dated as of August 15, 2005, by and between NovaMed Acquisition Company, Inc., Center for Outpatient Surgery, David Marshburn, D.O., Neal Shindel, M.D., Abdul Alaama, M.D., Garlan Lo, M.D. and William May, M.D. (incorporated by reference to the corresponding exhibit on NovaMed, Inc.’s Form 8-K filed August 19, 2005)